UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2012

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E. Suite 400 Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   281-878-1000

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 30, 2012 (the “Closing Date”), ENGlobal Corporation, a Nevada corporation (the “Company”), ENGlobal U.S., Inc., a Texas corporation (“ENGlobal US”), ENGlobal International, Inc., a corporation organized under the BVI Business Companies Act of 2004 (“ENGlobal International”), ENGlobal Government Services, Inc., a Texas corporation (“ENGlobal Government” and, together with the Company, ENGlobal US and ENGlobal International, the “Borrowers”), and ENGlobal Emerging Markets, Inc., a Texas corporation (the “Guarantor” and, together with the Borrowers, the “Loan Parties”), entered into a Revolving Credit and Security Agreement (the “Loan Agreement”) with PNC Bank, National Association, as administrative agent (the “Agent”) for the lenders (the “Lenders”) pursuant to which the Lenders agreed to extend credit to the Borrowers in the form of loans (each a “Loan” and collectively, the “Loans”) on a revolving basis of up to $35.0 million (the “Commitment”). The Commitment includes a sub-facility for standby and/or trade letters of credit up to an amount not to exceed $8.0 million.  As of the closing, the Company had drawn approximately $26.2 million under the Loan Agreement, including approximately $5.1 million used to collateralize existing letters of credit, and had approximately $8.8 million remaining available for future borrowings subject to certain restrictions on revolving advances and the requirement to maintain Average Excess Availability of not less than $3.5 million measured monthly, each as described below.  Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Loan Agreement.

Set forth below are certain of the material terms of the Loan Agreement:

Revolving Advances:  Each Lender, severally and not jointly, will make revolving advances to the Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (a) $35.0 million less the maximum undrawn amount on all outstanding letters of credit, or (b) an amount equal to the sum of: (i) up to 85% of Eligible Receivables, plus (ii) up to the lesser of (x) up to 85% of Eligible Extended Term Receivables or (y) $3.0 million, plus (iii) up to the lesser of (x) up to 85% of Eligible Government Receivables or (y) $800,000, plus (iv) up to the lesser of (x) 75% of Eligible Unbilled Receivables or (y) $8.5 million; provided, however, that no more than $800,000 of the amount resulting from the calculation of this part (iv) may be attributable to Eligible Unbilled Receivables owed by Government Customers, plus (v) up to the lesser of (x) up to 50% of Eligible Costs in Excess of Billings or (y) $4.0 million, minus (vi) the Maximum Undrawn Amount of all outstanding letters of credit, minus (vii) such reserves as Agent may deem proper and necessary in the exercise of its discretion.  Certain of the percentages and dollar amounts discussed above may be increased or decreased by Agent at any time, so long as such increase or decrease is done is reasonable and done in good faith.

Interest: Any Loans will bear interest at (a) the sum of the Alternate Base Rate (defined as a fluctuating rate equal to the highest of (x) the commercial lending rate of Agent as publicly announced and in effect on such day, (y) the daily federal funds open rate as quoted by ICAP North America, Inc. in effect on such day plus ½ of 1%, and (z) the Daily Libor Rate plus 1% (with the Daily LIBOR Rate determined by taking the LIBOR rate published in the Wall Street Journal and dividing it by a number equal to 1 minus the reserve percentage on that day as determined by the Board of Governors of the Federal Reserve), plus the Applicable Margin (defined below) for Domestic Rate Loans or (b) the sum of the Eurodollar Rate (defined as a fluctuating rate determined by Agent by dividing the quoted LIBOR rate (as selected from a variety of sources) by a number equal to 1 minus the reserve percentage on that day as determined by the Board of Governors of the Federal Reserve), plus the Applicable Margin with respect to Eurodollar Rate Loans.

The Applicable Margin for Domestic Rate Loans and Eurodollar Rate Loans will be established quarterly based upon the Fixed Charge Coverage Ratio for the Borrowers and their subsidiaries commencing with the first day of the first calendar month that occurs after receipt by Agent of unaudited financial statements of the Borrowers on a consolidated basis for the two fiscal quarter period ending December 31, 2012, and thereafter upon delivery by the Borrowers to the Agent of the financial statements required by the Loan Agreement.  The Applicable Margin shall be adjusted if needed on a prospective basis for each calendar month commencing after the date of the delivery to the Agent of the financial statements of Borrowers that evidence a need for adjustment.  The Applicable Margin will be determined as follows:

Fixed Charge Coverage Ratio	Domestic Rate Loans	Eurodollar Rate Loans
Less than 1.10 to 1.00	1.75%	2.75%
Greater than or equal to 1.10 to 1.00 but less than 1.25 to 1.00	1.50%	2.50%
Greater than or equal to 1.25 to 1.00	1.25%	2.50%

Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of the Agent or at the direction of the Required Lenders, (a) the Loans other than Eurodollar Rate Loans shall bear interest at the interest rate for Domestic Rate Loans plus 2% per annum, and (b) Eurodollar Rate Loans shall bear interest at the interest rate for Eurodollar Rate Loans plus 2% per annum.

Amortization: Accrued and unpaid interest on Loans is payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of the relevant one, two, three or six months interest period selected by Borrowers or, for Eurodollar Rate Loans with an interest period in excess of three months, at the earlier of (a) each three months from the commencement of such Eurodollar Rate Loan, or (b) the end of the interest period.  Accrued and unpaid interest shall also be due and payable at other times as may be specified in the Loan Agreement. All Loans then outstanding plus accrued but unpaid interest are due and payable at maturity.

Mandatory Prepayment: If any Borrower sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, the Borrowers are required to repay any outstanding Loans in amount equal to the net proceeds of such sale.  Further, subject to certain exceptions, if any Borrower issues equity interests or incurs indebtedness, the net proceeds from such action are required to be used to repay any outstanding Loans. Such repayments are required to be made promptly and in no event later than one business day following the receipt of such net proceeds.  Such repayments will be applied to outstanding Loans in such order as the Agent may determine.

Optional Prepayment:  Borrowers may prepay Eurodollar Rate Loans at any time, in any amount. If the Borrowers prepay any Eurodollar Rate Loan prior to the end of the interest period established for such Loan, Borrowers shall pay to Lenders any breakage costs which may arise from such prepayment. Should the Borrowers prepay amounts outstanding under the Loan Agreement, they will be required to pay the prepayment fee as described below.

Collateral: All obligations of the Borrowers under the Loan Agreement are secured by a first priority perfected lien against any and all personal property assets of each of the Borrowers (other than certain excluded property, including certain accounts receivable related to the Caspian Pipeline Consortium pledged under the Ex-Im Transaction Specific Credit Agreement dated as of July 13, 2011 between ENGlobal US and Wells Fargo Bank, National Association.

Guaranty: All obligations of the Borrowers under the Loan Agreement are unconditionally guaranteed by the Guarantor.

Fees and Commissions:

Letter of Credit Fees: Borrowers also agreed to pay Agent, on behalf of the Lenders, a fee for issuing each letter of credit in the amount equal to the daily amount available to be drawn under such letter of credit multiplied by the Applicable Margin in effect from time to time with respect to Eurodollar Rate Loans (determined on a per annum basis).  Such fees to the Agent will be payable quarterly in arrears.  Borrowers shall also pay to the issuer of each letter of credit a fronting fee of 0.25% per annum together with all administrative expenses associated with issuing the letter of credit.

Closing Fee:  Borrowers agreed to pay Agent, on behalf of the Lenders, a closing fee totaling $175,000.

Unused Commitment Fee: Borrowers agreed to pay Agent, on behalf of the Lenders, an unused commitment fee for the period commencing on the Closing Date to maturity, computed at the rate of 0.25% per annum on the average daily unused portion of the Commitment. The commitment fee will be payable quarterly in arrears.

Prepayment Fee:  If the Borrowers prepay the Loans, then the Borrowers shall pay a prepayment fee in the following amounts: (a) 3.0% of the Commitment if such prepayment occurs on or before the first anniversary of the Closing Date, (b) 2.0% of the Commitment if such prepayment occurs after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date, and (c) 1.0% of the Commitment if such prepayment occurs after the second anniversary of the Closing Date.

Term: All Loans and all other obligations outstanding under the Loan Agreement shall be payable in full on May 29, 2015, unless otherwise terminated pursuant to the terms of the Loan Agreement.

Covenants: The Loan Agreement requires the Borrowers to comply with various affirmative and negative covenants affecting their businesses and operations, including:

•	The Borrowers will not be party to mergers, acquisitions, consolidations, reorganizations or similar transactions.

•	The Borrowers will not sell, lease, transfer or otherwise dispose of any of their properties or assets (subject to certain exceptions set forth in the Loan Agreement).

•
The Borrowers will not contract for, purchase or make any expenditure or commitment for capital expenditures in the fiscal year ending December 31, 2012 and in any fiscal year thereafter, in an aggregate amount in excess of $3.5 million.

•
The Borrowers will not declare, pay or make any dividend or distribution on any shares of common or preferred stock or use any funds, property or assets to repurchase or otherwise retire any common or preferred stock.

Financial Covenants:  The Loan Agreement requires the Borrowers to comply with the following financial covenants:

•
Maintain as of the last day of each applicable period a Tangible Net Worth at least equal to the amount set forth for such period: (a) for each of the fiscal quarters ending June 30, 2012, September 30, 2012 and December 31, 2012, a minimum Tangible Net Worth of 90% of the Tangible Net Worth of the Borrowers on a consolidated basis on the Closing Date, and (b) for the fiscal quarter ending March 31, 2013, and as of the last day of each fiscal quarter thereafter, a minimum Tangible Net Worth equal to that required on December 31 of the immediately preceding fiscal year plus (i) 75% of Borrowers’ after tax net income for such year if such after tax net income is greater than $0, or (ii) $0, if Borrowers’ after tax net income for such year is less than or equal to $0.

•
Maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00, measured as of (a) June 30, 2012, for the fiscal quarter then most recently ended, (b) September 30, 2012, for the two fiscal quarter period then most recently ended, (c) December 31, 2012, for the three fiscal quarter then most recently ended, (d) March 31, 2013 and as of the last day of each fiscal quarter thereafter, for the four fiscal quarter period then most recently ended.

•	Maintain at all times Average Excess Availability of not less than $3.5 million measured monthly as of the last day of the month.

•
Not permit the aggregate amount of all costs and expenses incurred in connection with Borrower’s performance of its Caspian project obligations to exceed the aggregate amount of cash receipts attributable to the Caspian Contracts  by more than the following amounts: (a) for the month ending June 30, 2012, $6.5 million, (b) for the month ending September 30, 2012, $1.0 million, and (c) for the month ending December 31, 2012, $0.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On May 31, 2012, the Company issued a press release announcing the Loan Agreement. The press release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

10.1 Revolving Credit and Security Agreement dated as of May 29, 2012, by and among ENGlobal Corporation, ENGlobal U.S., Inc., ENGlobal International, Inc., ENGlobal Government Services, Inc. and PNC Bank, National Association.

10.2 Revolving Credit Note dated as of May 29, 2012, executed by ENGlobal Corporation, ENGlobal U.S., Inc., ENGlobal International, Inc., ENGlobal Government Services, Inc. and made payable to PNC Bank, National Association.

10.3 Guaranty dated as of May 29, 2012, by ENGlobal Emerging Markets, Inc. in favor of PNC Bank, National Association.

10.4 Pledge Agreement dated as of May 29, 2012, by and among ENGlobal Corporation and PNC Bank, National Association.

10.5 Intellectual Property Security Agreement dated May 29, 2012, by and among ENGlobal Corporation, ENGlobal U.S., Inc., ENGlobal International, Inc., ENGlobal Government Services, Inc., and PNC Bank, National Association.

10.6 Security Agreement dated May 29, 2012, by and among ENGlobal Emerging Markets, Inc. and PNC Bank, National Association.

99.1 Press Release of ENGlobal Corporation dated May 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation

Date: May 31, 2012	/s/ Natalie S. Hairston
Natalie S. Hairston Vice President - Investor Relations, Chief Governance Officer and Corporate Secretary